Exhibit 5.1

FILE NO: 34085.326

September 30, 2025

Duke Energy Carolinas, LLC

Duke Energy Carolinas NC Storm Funding II LLC

525 South Tryon Street

Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC

Registration Statement on Form SF-1

To the Addressees:

We have acted as counsel to Duke Energy Carolinas, LLC, a North Carolina limited liability company (“DEC”), and Duke Energy Carolinas NC Storm Funding II LLC, a Delaware limited liability company (the “Company”), in connection with the issuance and sale of $582,089,000 aggregate principal amount of the Company’s Series A Storm Recovery Bonds (the “Bonds”), covered by the Registration Statement on Form SF-1 (Registration Nos. 333- 288891 and 333-288891-01) filed on July 23, 2025 and as amended by Amendment No. 1 thereto filed on September 3, 2025 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the final prospectus, dated September 23, 2025, which was filed with the Commission pursuant to Rule 424(b)(1) of the rules and regulations of the Commission. The Bonds are being issued under the Indenture (the “Base Indenture”) dated as of September 30, 2025 by and among the Company, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and U.S. Bank National Association as securities intermediary and account bank, as supplemented by a Series Supplement (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) by and between the Company and the Indenture Trustee. The Bonds are being sold pursuant to the terms of the Underwriting Agreement, dated September 23, 2025 (the “Underwriting Agreement”), among the Company, DEC and the underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Bonds. In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined copies of originals, certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinion expressed below, as to factual matters, we have relied on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company, and DEC. We have also assumed that the Indenture is the valid and legally binding obligation of the Indenture Trustee without independent verification.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON

LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC

www.Hunton.com

September 30, 2025

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Bonds, when duly authenticated by the Indenture Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief).

We express no opinion herein as to the law of any jurisdiction other than the laws of the State of New York.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Current Report on Form 8-K filed by DEC and the Company with the Commission on the date hereof and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinion contained herein.

Very truly yours,
/s/ Hunton Andrews Kurth LLP